Exhibit 99.1

Qualys Announces Third Quarter 2022 Financial Results

Revenue Growth of 20% Year-Over-Year

GAAP EPS: $0.71; Non-GAAP EPS: $0.94

Raises 2022 Revenue Guidance to $488.6-$489.6 million

Raises 2022 GAAP EPS Guidance to $2.52-$2.54

Raises 2022 Non-GAAP EPS Guidance to $3.60-$3.62

FOSTER CITY, Calif., – November 2, 2022 – Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of disruptive cloud-based IT, security and compliance solutions, today announced financial results for the third quarter ended September 30, 2022. For the quarter, the Company reported revenues of $125.6 million, net income under United States Generally Accepted Accounting Principles (“U.S. GAAP”) of $27.7 million, non-GAAP net income of $36.8 million, Adjusted EBITDA of $54.9 million, GAAP net income per diluted share of $0.71, and non-GAAP net income per diluted share of $0.94.

“In Q3, we delivered another quarter of strong revenue growth and cash flow generation,” said Sumedh Thakar, president and CEO. “We believe our extendable cloud-based platform is core to building a durable growth business over the long term. The launch of TotalCloud flexes the power of our platform by enabling cloud-native VMDR with accurate, comprehensive and unrestricted scanning options to uniquely secure cloud and container environments from build to run-time. We believe the Blue Hexagon acquisition allows us to further extend the Qualys Cloud Platform by transforming our massive data lake into a powerful, predictive analytics engine to perform real-time zero-day threat detection while advancing our value proposition and competitive differentiation in the market.”

Third Quarter 2022 Financial Highlights

Revenues: Revenues for the third quarter of 2022 increased by 20% to $125.6 million compared to $104.9 million for the same quarter in 2021.

Gross Profit: GAAP gross profit for the third quarter of 2022 increased by 21% to $99.6 million compared to $82.5 million for the same quarter in 2021. GAAP gross margin was 79% for both the third quarter of 2022 and the third quarter of 2021. Non-GAAP gross profit for the third quarter of 2022 increased by 20% to $102.2 million compared to $85.1 million for the same quarter in 2021. Non-GAAP gross margin was 81% for both the third quarter of 2022 and the third quarter of 2021.

Operating Income: GAAP operating income for the third quarter of 2022 was $33.3 million compared to $32.0 million for the same quarter in 2021. As a percentage of revenues, GAAP operating income was 27% for the third quarter of 2022 compared to 30% for the same quarter in 2021. Non-GAAP operating income for the third quarter of 2022 increased by 11% to $48.0 million compared to $43.1 million for the same quarter in 2021. As a percentage of revenues, non-GAAP operating income was 38% for the third quarter of 2022 compared to 41% for the same quarter in 2021.

Net Income: GAAP net income for the third quarter of 2022 was $27.7 million, or $0.71 per diluted share, compared to $27.8 million, or $0.70 per diluted share, for the same quarter in 2021. As a percentage of revenues, GAAP net income was 22% for the third quarter of 2022 compared to 26% for the same quarter in 2021. Non-GAAP net income for the third quarter of 2022 was $36.8 million, or $0.94 per diluted share, compared to $34.2 million, or $0.86 per diluted share, for the same quarter in 2021. As a percentage of revenues, non-GAAP net income was 29% for the third quarter of 2022 compared to 33% for the same quarter in 2021.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the third quarter of 2022 increased by 9% to $54.9 million compared to $50.3 million for the same quarter in 2021. As a percentage of revenues, Adjusted EBITDA was 44% for the third quarter of 2022 compared to 48% for the same quarter in 2021.

Operating Cash Flow: Operating cash flow for the third quarter of 2022 decreased by 13% to $42.2 million compared to $48.5 million for the same quarter in 2021. As a percentage of revenues, operating cash flow was 34% for the third quarter of 2022 compared to 46% for the same quarter in 2021.

Third Quarter 2022 Business Highlights

•	VMDR received industry recognition as it was named the Best Vulnerability Management solution in the industry-leading SC Awards 2022.

•

Qualys upgrades CyberSecurity Asset Management, adding External Attack Surface Management (EASM) to enable continuous discovery of unknown internet-facing assets and the automatic assessment of an organization’s risk posture.

•

In collaboration with IBM, Qualys has made the power of the Qualys Cloud Platform available for IBM zSystems – delivering our award-winning VMDR, policy compliance and asset management capabilities to help protect IBM zSystems environments.

•

At Black Hat 2022, Qualys was once again front and center showing attendees how the powerful Qualys Cloud Platform offers everything they need to tackle threats with automated workflows for rapid response and a clear picture of what it takes to reduce risk in their organizations.

Financial Performance Outlook

Based on information as of today, November 2, 2022, Qualys is issuing the following financial guidance for the fourth quarter and full year fiscal 2022. The Company emphasizes that the guidance is subject to various important cautionary factors referenced in the sections entitled “Legal Notice Regarding Forward-Looking Statements” and “Non-GAAP Financial Measures” below.

Fourth Quarter 2022 Guidance: Management expects revenues for the fourth quarter of 2022 to be in the range of $129.7 million to $130.7 million, representing 18% to 19% growth over the same quarter in 2021. GAAP net income per diluted share is expected to be in the range of $0.52 to $0.54, which assumes an effective income tax rate of 26%. Non-GAAP net income per diluted share is expected to be in the range of $0.89 to $0.91, which assumes a non-GAAP effective income tax rate of 24%. Fourth quarter 2022 net income per diluted share estimates are based on approximately 39.0 million weighted average diluted shares outstanding for the quarter.

Full Year 2022 Guidance: Management now expects revenues for the full year of 2022 to be in the range of $488.6 million to $489.6 million, representing 19% growth over 2021, up from the previous guidance range of $488.0 million to $489.5 million. GAAP net income per diluted share is expected to be in the range of $2.52 to $2.54, up from the previous guidance range of $2.39 to $2.44. This assumes an effective income tax rate of 22%. Non-GAAP net income per diluted share is expected to be in the range of $3.60 to $3.62, up from the previous guidance range of $3.50 to $3.55. This assumes a non-GAAP effective income tax rate of 24%. Full year 2022 net income per diluted share estimates are based on approximately 39.5 million weighted average diluted shares outstanding.

Investor Conference Call

Qualys will host a conference call and live webcast to discuss its third quarter financial results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on Wednesday, November 2, 2022. To access the conference call by phone, please register here and you will be provided with dial in details. A live webcast of the earnings conference call, investor presentation and prepared remarks can be accessed at https://investor.qualys.com/events-presentations. A replay of the conference call will be available through the same webcast link following the end of the call.

Investor Contact

Blair King

Vice President, Investor Relations and Corporate Development

(650) 801-6299

ir@qualys.com

About Qualys

Qualys, Inc. (NASDAQ: QLYS) is a pioneer and leading provider of disruptive cloud-based Security, Compliance and IT solutions with more than 10,000 subscription customers worldwide, including a majority of the Forbes Global 100 and Fortune 100. Qualys helps organizations streamline and consolidate their security and compliance solutions onto a single platform for greater agility, better business outcomes, and substantial cost savings.

The Qualys Cloud Platform leverages a single agent to continuously deliver critical security intelligence while enabling enterprises to automate the full spectrum of vulnerability detection, compliance, and protection for IT systems, workloads and web applications across on premises, endpoints, servers, public and private clouds, containers, and mobile devices. Founded in 1999 as one of the first SaaS security companies, Qualys has strategic partnerships and seamlessly integrates its vulnerability management capabilities into security offerings from cloud service providers, including Amazon Web Services, the Google Cloud Platform and Microsoft Azure, along with a number of leading managed service providers and global consulting organizations. For more information, please visit www.qualys.com.

Qualys, Qualys VMDR® and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, quotations of management and statements related to: the benefits of our new and upcoming products, features, integrations, acquisitions, collaborations and joint solutions, and their impact upon our long-term growth; our ability to advance our value proposition and competitive differentiation in the market, our guidance for revenues, GAAP EPS and non-GAAP EPS for the fourth quarter and full year 2022; and our expectations for the number of weighted average diluted shares outstanding and the GAAP and non-GAAP effective income tax rate for the fourth quarter and full year 2022. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles and seasonal buying patterns of our customers; the length of our sales cycle; the impact of the ongoing COVID-19 pandemic and related public health measures on our business and the global economy; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates; unexpected fluctuations in our effective income tax rate on a GAAP and non-GAAP basis; our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; any unanticipated accounting charges; and general market, political, economic and business conditions in the United States as well as globally. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, Qualys provides investors with certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA (defined as earnings before interest expense, interest income and other income (expense), net, income taxes, depreciation, amortization, and stock-based compensation) and non-GAAP free cash flows (defined as cash provided by operating activities less purchases of property and equipment (net of proceeds from disposal) and principal payments under finance lease obligations).

In computing non-GAAP financial measures, Qualys excludes the effects of stock-based compensation expense, amortization of intangible assets from acquisitions, and non-recurring items and the related tax effects. Qualys believes that these non-GAAP financial measures help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows.

Furthermore, Qualys uses some of these non-GAAP financial measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry.

Although Qualys does not focus on quarterly billings, Qualys provides calculated current billings (defined as total revenues recognized in a period plus the sequential change in current deferred revenue in the corresponding period) to assist investors and analysts in assessing its operating performance.

Qualys has not reconciled non-GAAP net income per diluted share guidance to GAAP net income per diluted share guidance because Qualys does not provide guidance on the various reconciling cash and non-cash items between GAAP net income and non-GAAP net income (i.e., stock-based compensation, amortization of intangible assets from acquisitions, and non-recurring items). The actual dollar amount of reconciling items in the fourth quarter and full year 2022 is likely to have a significant impact on the Company’s GAAP net income per diluted share in the fourth quarter and full year 2022. A reconciliation of the non-GAAP net income per diluted share guidance to the GAAP net income per diluted share guidance is not available without unreasonable effort.

In order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share are adjusted for non-recurring income tax items and tax effect of non-GAAP adjustments to achieve the effective income tax rate on a non-GAAP basis. The Company’s non-GAAP effective tax rate may differ from the GAAP effective income tax rate as a result of these income tax adjustments. The Company believes its estimated non-GAAP effective income tax rate of 24% in 2022 is a reasonable estimate under its current global operating structure and core business operations. The Company may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective income tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues	$125,561	$104,934	$358,874	$301,392
Cost of revenues (1)	25,992	22,479	75,040	65,711

Gross profit	99,569	82,455	283,834	235,681
Operating expenses:
Research and development (1)	25,478	21,336	73,376	58,890
Sales and marketing (1)	25,047	18,569	68,919	54,328
General and administrative (1)	15,698	10,573	41,665	63,829

Total operating expenses	66,223	50,478	183,960	177,047

Income from operations	33,346	31,977	99,874	58,634
Other income (expense), net:
Interest expense	—	—	—	(4)
Interest income	1,568	525	2,925	1,838
Other income (expense), net	(1,076)	(451)	(3,496)	(775)

Total other income (expense), net	492	74	(571)	1,059

Income before income taxes	33,838	32,051	99,303	59,693
Income tax provision	6,178	4,282	19,637	10,554

Net income	$27,660	$27,769	$79,666	$49,139

Net income per share:
Basic	$0.72	$0.71	$2.06	$1.26

Diluted	$0.71	$0.70	$2.01	$1.22

Weighted average shares used in computing net income per share:
Basic	38,317	38,925	38,680	39,077

Diluted	39,220	39,938	39,634	40,147

(1) Includes stock-based compensation as follows:
Cost of revenues	$1,384	$986	$3,739	$2,702
Research and development	3,236	2,723	10,064	7,520
Sales and marketing	2,495	1,642	6,829	4,356
General and administrative	6,176	4,112	17,224	41,640

Total stock-based compensation	$13,291	$9,463	$37,856	$56,218

Qualys, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$193,902	$137,328
Short-term marketable securities	191,378	267,960
Accounts receivable, net	98,717	108,998
Prepaid expenses and other current assets	38,736	32,112

Total current assets	522,733	546,398
Long-term marketable securities	70,997	111,198
Property and equipment, net	53,935	61,854
Operating leases - right of use asset	31,454	37,016
Deferred tax assets, net	39,802	25,087
Intangible assets, net	2,019	6,545
Goodwill	7,447	7,447
Restricted cash	1,200	1,200
Other noncurrent assets	18,044	17,814

Total assets	$747,631	$814,559

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,308	$1,296
Accrued liabilities	42,816	32,504
Deferred revenues, current	278,947	257,872
Operating lease liabilities, current	10,959	12,608

Total current liabilities	334,030	304,280
Deferred revenues, noncurrent	24,182	32,753
Operating lease liabilities, noncurrent	28,911	35,914
Other noncurrent liabilities	5,322	4,898

Total liabilities	392,445	377,845
Stockholders’ equity:
Common stock	38	39
Additional paid-in capital	510,557	477,323
Accumulated other comprehensive income	43	1,007
Accumulated deficit	(155,452)	(41,655)

Total stockholders’ equity	355,186	436,714

Total liabilities and stockholders’ equity	$747,631	$814,559

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flow from operating activities:
Net income	$79,666	$49,139
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	25,773	26,752
Bad debt expense	493	247
Loss on disposal of property and equipment	5	12
Stock-based compensation	37,856	56,218
Amortization of premiums on marketable securities	1,127	2,985
Deferred income taxes	(15,599)	(15,962)
Changes in operating assets and liabilities:
Accounts receivable	9,788	15,665
Prepaid expenses and other assets	(1,412)	(5,460)
Accounts payable	841	200
Accrued liabilities	3,968	9,912
Deferred revenues	12,504	21,033

Net cash provided by operating activities	155,010	160,741

Cash flow from investing activities:
Purchases of marketable securities	(178,788)	(255,051)
Sales and maturities of marketable securities	290,949	295,336
Purchases of property and equipment	(12,391)	(20,089)
Proceeds from disposal of property and equipment	—	6
Purchases of intangible assets	(120)	(1,080)

Net cash provided by investing activities	99,650	19,122

Cash flow from financing activities:
Repurchase of common stock	(212,839)	(94,919)
Proceeds from exercise of stock options	23,161	10,948
Payments for taxes related to net share settlement of equity awards	(12,853)	(24,194)
Proceeds from issuance of common stock through employee stock purchase plan	4,445	—
Principal payments under finance lease obligations	—	(90)

Net cash used in financing activities	(198,086)	(108,255)

Net increase in cash, cash equivalents and restricted cash	56,574	71,608
Cash, cash equivalents and restricted cash at beginning of period	138,528	75,332

Cash, cash equivalents and restricted cash at end of period	$195,102	$146,940

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$27,660	$27,769	$79,666	$49,139
Depreciation and amortization of property and equipment	6,875	7,218	21,248	21,796
Amortization of intangible assets	1,346	1,665	4,525	4,956
Income tax provision	6,178	4,282	19,637	10,554
Stock-based compensation	13,291	9,463	37,856	56,218
Other income (expense), net	(492)	(74)	571	(1,059)

Adjusted EBITDA	$54,858	$50,323	$163,503	$141,604

Adjusted EBITDA margin as a % of revenues	44%	48%	46%	47%

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

(Unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP Cost of revenues	$25,992	$22,479	$75,040	$65,711
Less: Stock-based compensation	(1,384)	(986)	(3,739)	(2,702)
Less: Amortization of intangible assets	(1,261)	(1,620)	(4,271)	(4,861)

Non-GAAP Cost of revenues	$23,347	$19,873	$67,030	$58,148

GAAP Gross profit	$99,569	$82,455	$283,834	$235,681
Plus: Stock-based compensation	1,384	986	3,739	2,702
Plus: Amortization of intangible assets	1,261	1,620	4,271	4,861

Non-GAAP Gross Profit	$102,214	$85,061	$291,844	$243,244

GAAP Research and development	$25,478	$21,336	$73,376	$58,890
Less: Stock-based compensation	(3,236)	(2,723)	(10,064)	(7,520)
Less: Amortization of intangible assets	(85)	(45)	(254)	(95)

Non-GAAP Research and development	$22,157	$18,568	$63,058	$51,275

GAAP Sales and marketing	$25,047	$18,569	$68,919	$54,328
Less: Stock-based compensation	(2,495)	(1,642)	(6,829)	(4,356)

Non-GAAP Sales and marketing	$22,552	$16,927	$62,090	$49,972

GAAP General and administrative	$15,698	$10,573	$41,665	$63,829
Less: Stock-based compensation	(6,176)	(4,112)	(17,224)	(41,640)

Non-GAAP General and administrative	$9,522	$6,461	$24,441	$22,189

GAAP Operating expenses	$66,223	$50,478	$183,960	$177,047
Less: Stock-based compensation	(11,907)	(8,477)	(34,117)	(53,516)
Less: Amortization of intangible assets	(85)	(45)	(254)	(95)

Non-GAAP Operating expenses	$54,231	$41,956	$149,589	$123,436

GAAP Income from operations	$33,346	$31,977	$99,874	$58,634
Plus: Stock-based compensation	13,291	9,463	37,856	56,218
Plus: Amortization of intangible assets	1,346	1,665	4,525	4,956

Non-GAAP Income from operations	$47,983	$43,105	$142,255	$119,808

GAAP Net income	$27,660	$27,769	$79,666	$49,139
Plus: Stock-based compensation	13,291	9,463	37,856	56,218
Plus: Amortization of intangible assets	1,346	1,665	4,525	4,956
Plus (Less): Tax adjustment	(5,459)	(4,743)	(14,376)	(14,791)

Non-GAAP Net income	$36,838	$34,154	$107,671	$95,522

Non-GAAP Net income per share:
Basic	$0.96	$0.88	$2.78	$2.44

Diluted	$0.94	$0.86	$2.72	$2.38

Weighted average shares used in non-GAAP net income per share:
Basic	38,317	38,925	38,680	39,077

Diluted	39,220	39,938	39,634	40,147

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

FREE CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2022	2021
GAAP Cash flows provided by operating activities	$155,010	$160,741
Less:
Purchases of property and equipment, net of proceeds from disposal	(12,391)	(20,083)
Principal payments under finance lease obligations	—	(90)

Non-GAAP Free cash flows	$142,619	$140,568

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

CALCULATED CURRENT BILLINGS

(Unaudited)

(in thousands)

	Three Months Ended September 30,
	2022	2021
GAAP Revenue	$125,561	$104,934
Plus: Current deferred revenue at September 30	278,947	237,539
Less: Current deferred revenue at June 30	(275,725)	(228,180)

Non-GAAP Calculated current billings	$128,783	$114,293

Calculated current billings growth compared to same quarter of prior year	13%	22%